INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement under the Securities Act of 1933 filed under Registration Statement No. 33-51626 of our report dated January 16, 1998, relating to Schwartz Value Fund appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the captions
"Independent   Auditors"  and  "Financial   Highlights"  in  such   Registration
Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Dayton, Ohio
April 24, 1998